Exhibit 1.1(a)

                               ARTICLES OF MERGER
                                       OF
                    CAROLINA COCA-COLA BOTTLING COMPANY, INC.
                                      INTO
                         SUMTER MERGER CORPORATION, INC.


        Pursuant to the provisions of Sections 33-11-101 et seq. of the South Carolina Business Corporation Act (the "Act"), Sumter Merger Corporation, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("Sumter"), as the surviving corporation in the merger of a foreign and domestic corporation as permitted by Section 33-11-107 of the Act, does hereby submit and file these Articles of Merger for the purpose of merging Carolina Coca-Cola Bottling Company, Inc., a corporation organized and validly existing under the laws of the State of South Carolina ("Coke-Carolina"), into Sumter, to wit:

        1. The plan of merger is attached hereto as Exhibit A (the "Plan of Merger").

        2. The Plan of Merger was approved by the shareholders of Sumter and Coke-Carolina in the manner provided by the laws of the State of Delaware (in the case of Sumter) and the laws of the State of South Carolina (in the case of Coke-Carolina).

        3. As to each of the undersigned corporations, the designation and number of shares outstanding of, and the number of votes entitled to be cast by, each voting group entitled to vote separately on such Plan of Merger were as follows:

        >

---------------------------- ------------------------- ------------------------- -------------------------
Name of Corporation          Designation  of  Voting   No.     of    Shares      No.  of Votes  Entitled
                             Group                     Outstanding               to Be Cast
---------------------------- ------------------------- ------------------------- -------------------------
Sumter                       common shareholders       100                       100
---------------------------- ------------------------- ------------------------- -------------------------
Coke-Carolina                common shareholders       4283                      4283
---------------------------- ------------------------- ------------------------- -------------------------



        4. As to each of the voting groups of the undersigned corporations, the total number of shares cast for and against such Plan of Merger were as follows:
---------------------------- ------------------------- ------------------------- -------------------------
Name of Corporation          Designation  of  Voting   Total  Voted  FOR  the    Total Voted AGAINST the
                             Group                     Plan of Merger            Plan of Merger
---------------------------- ------------------------- ------------------------- -------------------------
Sumter                       common shareholders       100                       0
---------------------------- ------------------------- ------------------------- -------------------------
Coke-Carolina                common shareholders       4,283                     0
---------------------------- ------------------------- ------------------------- -------------------------


The number of votes cast for such Plan of Merger by each voting group was sufficient for approval by that voting group.



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


        5. The merger will become effective as of 11:59 p.m. on _____________ ___, 1999.


                                            Sumter Merger Corporation, Inc.

                                            By:    _____________________
                                                   ----------------, ----------

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


                                    Exhibit A

                                 Plan of Merger
                                       of
                    Carolina Coca-Cola Bottling Company, Inc.
                                      into
                         Sumter Merger Corporation, Inc.
 (pursuant to Section 33-11-101 of the South Carolina Business Corporation Act)


1. The name of the corporation planning to merge is Carolina Coca-Cola Bottling Company, Inc., a South Carolina corporation. The name of the surviving corporation is Sumter Merger Corporation, Inc., a Delaware corporation.

2. The terms and conditions of the merger are set forth in that certain agreement and plan of merger executed as of ____________ ___, 1999 by and among, Carolina Coca-Cola Bottling Company, Inc., Sumter Merger Corporation, Inc., and Coca-Cola Bottling Co. Consolidated, a Delaware corporation and the parent of Sumter Merger Corporation, Inc. (the "Agreement and Plan of Merger").

3. The manner and basis of converting the shares of each of the constituent corporations is as follows: As more particularly set forth in the Agreement and Plan of Merger, the shares of Sumter Merger Corporation, Inc. will be unaffected by the merger. Each share of Carolina Coca-Cola Bottling Company, Inc. existing as of the merger will automatically be converted into the right to receive consideration which may consist of a combination of cash, promissory notes, and stock of Coca-Cola Bottling Co. Consolidated.

4. As of the effective time of the merger, the name of Sumter Merger Corporation, Inc. will be changed to "Carolina Coca-Cola Bottling Company, Inc.", which shall continue its existence as a corporation organized under the laws of the State of Delaware and qualified to transact business as a foreign corporation in the State of South Carolina.


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